Consent of Independent Auditors


The Board of Directors and Shareholders
American Century Capital Preservation Fund, Inc.:

We consent to the inclusion in American Century-Benham Capital Preservation Fund, Inc.'s Post-Effective Amendment No. 66 to the Registration Statement No. 2-42556 on Form N-1A under the Securities Act of 1933 and Amendment No. 66 to the Registration Statement No. 811-2247 filed on Form N-1A under the Investment Company Act of 1940 of our reports dated May 2, 1997 on the financial statements and financial highlights of the American Century-Benham Capital Preservation Fund (the assumed business name of Capital Preservation Fund, Inc.) for the periods indicated therein, which reports have been incorporated by reference into the Statement of Additional Information of American Century-Benham Capital Preservation Fund, Inc.. We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "About the Fund" in the Statement of Additional Information which are incorporated by reference in the Prospectus.


/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Kansas City, Missouri
July 29, 1997